UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 11, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Esterline Technologies Corporation (“Esterline”) on March 11, 2015, Jerry D. Leitman retired from the Esterline Board of Directors. In addition, effective March 11, 2015, Mr. Henry W. Winship resigned from the Board of Directors. Neither Mr. Leitman nor Mr. Winship resigned due to a disagreement with Esterline. As previously reported in Esterline’s proxy statement in connection with the 2015 Annual Meeting, Mr. Leitman’s retirement from the Board occurred in accordance with the Company’s Corporate Governance Guidelines, which require directors to tender their resignation prior to the annual meeting of shareholders following their 72nd birthday. Mr. Winship resigned for general business reasons that are referenced in an Esterline press release issued on March 12, 2015, which is filed as Exhibit 99.1 to this report. As a result of the resignations, the Board reduced the number of authorized members of the Board of Directors to eight.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting held on March 11, 2015, the shareholders acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below for a three-year term expiring at the 2018 annual meeting. The shareholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Delores M. Etter	28,418,977	197,853	308,116	1,177,711
Mary L. Howell	28,392,759	222,780	309,407	1,177,711
Gary E. Pruitt	28,207,121	409,643	308,182	1,177,711

(b)	Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended October 31, 2014. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
24,173,411	4,406,227	345,308	1,177,711

(c)	Proposal 3 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The shareholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending October 2, 2015. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
29,784,340	294,680	23,637

Item 8.01.	Other Events.

On March 12, 2015, Esterline announced that its Board of Directors has approved an increase of $200 million to its existing share repurchase program. With this increase, Esterline is authorized to repurchase up to $400 million of outstanding shares of common stock from time to time, depending on market conditions, share price and other factors, under the program. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements. Esterline may enter into a Rule 10(b)5-1 plan designed to facilitate the repurchase of all or a portion of the repurchase amount. The repurchase program does not require Esterline to acquire a specific number of shares. The press release issued by Esterline and filed as Exhibit 99.1 to this report also describes the share repurchase program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Esterline Technologies Corporation dated March 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: March 12, 2015	By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer & Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Esterline Technologies Corporation dated March 12, 2015.